Exhibit 99
News Release
For Immediate Release

Contact:          Dan Chila, EVP, Chief Financial Officer (856) 691-7700

Sun Bancorp Net Income Increases 28% Over Linked Quarter;
Initiatives to Improve Profitability and Reduce Overhead Drive Results

Our mission is uncompromising…
…to be the Premier Community Bank in every community we serve

VINELAND, NJ, October 16, 2006 - Sun Bancorp, Inc. (NASDAQ:SNBC) today reported net income of $4.9 million, or $.23 per share, for the quarter ended September 30, 2006, compared to net income of $5.0 million, or $.25 per share, for the third quarter of 2005, and $3.8 million, or $.18 per share, for the linked second quarter of 2006. Earnings per share data is adjusted for the 5% common stock dividend declared in April 2006 and paid on May 18, 2006.
For the nine months ended September 30, 2006, the Company reported net income of $12.8 million, or $.60 per share, compared to $14.9 million, or $.73 per share, in the prior period.
“We are pleased with our financial performance for the quarter, in which the impact of several of our previously announced profitability enhancement initiatives is reflected in our record low efficiency ratio of 71.3%. The trend is moving in the right direction,” said Thomas A. Bracken, president and chief executive officer of Sun Bancorp, Inc. and its wholly owned subsidiary Sun National Bank.
“During the quarter, we made significant progress in the continuing transformation of our retail franchise. We completed the previously announced retail banking consulting initiatives with Ms. Anat Bird and successfully concluded our national search for a senior retail executive, as Jeffrey P. Hawkins joined Sun in early September as executive vice president of Retail Banking.”

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Sun Bancorp 3Q 2006
“Across the broader organization, we will continue to focus on our internal review and assessment of operations, which will lead to further measures during the balance of 2006 to increase revenue and reduce the annualized run rate of overhead expenses,” Bracken said. “Our previously announced sales and consolidation initiative involving five branches is also well underway. Two branches will be consolidated by December 2006 and sales contracts are being finalized for the remaining three branches. We expect that these branch sales will be consummated during the fourth quarter through the early first quarter of 2007.”
Citing key factors driving results during the third quarter, Bracken said that the Company continues to experience good sequential loan growth, positive deposit growth for the quarter, and a net interest margin that increased over the second quarter. Non-interest income is trending favorably and total operating expenses decreased 7.5% over the linked second quarter.
“The overall credit quality trends remain stable, although non-performing assets increased modestly over the linked second quarter,” Bracken said. “The Bank is not materially at risk to the two widely publicized problem credits in New Jersey - Dwek and Kara Homes. We have been and remain very prudent in our credit underwriting standards in this highly competitive banking environment and our exposures, particularly in the homebuilding industry, are not significant.”

The following is an overview of the key financial highlights for the quarter:
•
Total assets were $3.264 billion at September 30, 2006, compared to $3.212 billion at June 30, 2006, and $3.105 billion at September 30, 2005. On January 19, 2006, the Company acquired assets of approximately $164 million and recorded purchase adjustments of approximately $23 million from the acquisition of Advantage Bank.

•
Total loans before allowance for loan losses were $2.351 billion at September 30, 2006, a growth of 12.3% over December 31, 2005, normalized for Advantage Bank and significant prepayments. The linked quarter growth normalized for loan prepayments during the quarter of $31.0 million was 3.8%.

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Sun Bancorp 3Q 2006
•
Total non-performing assets were $14.7 million at September 30, 2006, or .63% of total loans and real estate owned, compared to $13.9 million, or .71% of total loans and real estate owned, at September 30, 2005. On a linked quarter basis, total non-performing assets increased $2.3 million. The allowance for loan losses to total loans is 1.1% at September 30, 2006, compared to 1.08% at June 30, 2006.

•
Total deposits were $2.637 billion at September 30, 2006, an increase of $129.3 million, or 5.2%, over deposits at September 30, 2005, and an increase of $50.9 million, or 2.0%, over the linked second quarter.

•
Net interest income (tax equivalent basis) for the third quarter of $25.2 million increased $600,000 from the prior year period and remained flat as compared to the linked second quarter. Net interest margin for the quarter of 3.51% compares to 3.45% for the comparable prior year period and 3.48% for the linked second quarter.

•
Total operating non-interest income for the quarter of $5.3 million increased 14.2% over the comparable prior year period and increased 3.90% over the linked second quarter. These increases were primarily due to increases in service charge income offset by decreases in derivative income.

•
Total operating non-interest expenses for the quarter of $21.5 million increased $311,000, or 1.5%, over the comparable prior year period and decreased $1.8 million, or 7.5%, over the linked second quarter. The increase of $311,000 over the prior year period is mainly due to $722,000 of non-interest expenses attributable to the newly acquired Advantage Bank. The decrease of $1.8 million over the linked second quarter represents principally a decrease in salaries and employee benefits of $1.1 million, resulting primarily from the previously announced profitability enhancement initiatives.

“Inherent in the third quarter numbers is evidence of the early returns from recent steps we took to implement expense savings. These savings should further ramp up to their full magnitude by early 2007. When combined with the anticipated revenue impact of our enhanced retail initiative, we see an encouraging trend to improved profitability,” said Bracken.

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Sun Bancorp 3Q 2006
The Company will hold a conference call on Tuesday, October 17, 2006 at 11:30 a.m. (ET) to discuss results and answer questions from analysts.
Participants may call 1-800-391-2548 and give the verbal password: vi352014. The conference call also will be Web cast live through the Sun Bancorp Web site at www.sunnb.com. Participants are advised to call in or log on 10 minutes ahead of the scheduled start of the call. An Internet-based replay will be available at the Web site for 48 hours following the call.
Sun Bancorp, Inc. is a multi-state bank holding company headquartered in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through 80 branch locations in Southern and Central New Jersey, Philadelphia, PA, and New Castle County, DE. The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.
The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)
	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Profitability for the period:
Net interest income	$24,999	$24,516	$74,533	$72,823
Provision for loan losses	1,317	500	2,817	1,790
Non-interest income	5,268	4,612	14,734	13,889
Non-interest expense	21,590	21,179	67,504	62,932
Income before income taxes	7,360	7,449	18,946	21,990
Net income	$4,857	$4,994	$12,820	$14,937

Return on average assets (1)	0.60%	0.63%	0.53%	0.64%
Return on average equity (1)	5.86%	6.83%	5.29%	6.93%
Return on average tangible equity (1), (2)	11.27%	12.83%	10.28%	13.25%
Net interest margin (1)	3.51%	3.45%	3.46%	3.48%
Efficiency ratio	71.33%	72.71%	75.62%	72.58%

Per share data:
Earnings per common share (3):
Basic	$0.24	$0.26	$0.63	$0.78
Diluted	$0.23	$0.25	$0.60	$0.73

Average equity to average assets	10.30%	9.25%	10.00%	9.21%

	September 30,		December 31,
	2006	2005	2005
At period-end:
Total assets	$3,264,417	$3,105,310	$3,107,889
Total deposits	2,636,954	2,507,565	2,471,648
Loans receivable, net of allowance for loan losses	2,325,259	1,939,465	2,027,753
Investments	528,507	803,370	729,066
Borrowings (4)	165,649	215,971	248,967
Shareholders' equity	335,849	291,560	295,653

Credit quality and capital ratios:
Allowance for loan losses to total gross loans	1.10%	1.14%	1.10%
Non-performing assets to total gross loansand real estate owned	0.63%	0.71%	0.56%
Allowance for loan losses to non-performing loans	182.36%	179.60%	221.86%

Total Capital (to Risk-Weighted Assets) (5):
Sun Bancorp, Inc.	11.66%	11.14%	11.11%
Sun National Bank	10.39%	10.55%	10.50%
Tier I Capital (to Risk-Weighted Assets) (5):
Sun Bancorp, Inc.	10.67%	10.15%	10.14%
Sun National Bank	9.40%	9.57%	9.53%
Leverage Ratio (5):
Sun Bancorp, Inc.	9.41%	7.84%	8.20%
Sun National Bank	8.29%	7.41%	7.70%

Book value (3)	$16.42	$15.30	$15.50
Tangible book value (3)	$8.69	$8.17	$8.43

(1) Amounts for the three and nine months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Data is adjusted for a 5% stock dividend declared in April 2006.
(4) Borrowings excludes junior subordinated debentures.
(5) September 30, 2006 Capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except par value)
	September 30,	December 31,
	2006	2005
	(unaudited)
ASSETS
Cash and due from banks	$82,763	$74,387
Interest-bearing bank balances	15,541	2,707
Federal funds sold	21,541	8,368
Cash and cash equivalents	119,845	85,462
Investment securities available for sale (amortized cost - $491,339 and $688,073 at September 30, 2006 and December 31, 2005, respectively)	483,280	676,630
Investment securities held to maturity (estimated fair value - $26,494 and $31,734 at September 30, 2006 and December 31, 2005, respectively)	27,258	32,445
Loans receivable (net of allowance for loan losses - $25,785 and $22,463 at September 30, 2006 and December 31, 2005, respectively)	2,325,259	2,027,753
Restricted equity investments	17,969	19,991
Bank properties and equipment, net	42,575	42,110
Real estate owned, net	600	1,449
Accrued interest receivable	16,912	15,148
Goodwill	128,351	104,891
Intangible assets, net	29,762	29,939
Deferred taxes, net	5,053	6,761
Bank owned life insurance	56,965	55,627
Other assets	10,588	9,683
TOTAL ASSETS	$3,264,417	$3,107,889

LIABILITIES
Deposits	$2,636,954	$2,471,648
Advances from the Federal Home Loan Bank (FHLB)	108,889	124,546
Securities sold under agreements to repurchase - FHLB	-	60,000
Securities sold under agreements to repurchase - customers	51,423	59,021
Obligations under capital lease	5,337	5,400
Junior subordinated debentures	108,250	77,322
Other liabilities	17,715	14,299
Total liabilities	2,928,568	2,812,236

SHAREHOLDERS' EQUITY
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued	-	-
Common stock, $1 par value, 50,000,000 shares authorized, 20,457,101 and 18,168,530 issued at September 30, 2006 and December 31, 2005, respectively	20,457	18,169
Additional paid-in capital	304,285	264,152
Retained earnings	16,340	20,757
Accumulated other comprehensive loss	(5,233)	(7,425)
Total shareholders' equity	335,849	295,653
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,264,417	$3,107,889

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)
	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
INTEREST INCOME:
Interest and fees on loans	$41,576	$31,981	$117,885	$91,736
Interest on taxable investment securities	4,351	6,381	14,943	18,545
Interest on non-taxable investment securities	450	249	1,047	1,139
Dividends on restricted equity investments	285	223	861	622
Interest on federal funds sold	166	522	678	852
Total interest income	46,828	39,356	135,414	112,894
INTEREST EXPENSE:
Interest on deposits	17,479	11,391	47,090	29,398
Interest on borrowed funds	2,153	2,118	7,574	6,968
Interest on junior subordinated debentures	2,197	1,331	6,217	3,705
Total interest expense	21,829	14,840	60,881	40,071
Net interest income	24,999	24,516	74,533	72,823
PROVISION FOR LOAN LOSSES	1,317	500	2,817	1,790
Net interest income after provision for loan losses	23,682	24,016	71,716	71,033
NON-INTEREST INCOME:
Service charges on deposit accounts	3,188	2,245	7,934	6,783
Other service charges	80	88	238	203
Gain on sale of fixed assets	-	-	-	100
Gain on sale of loans	220	318	664	748
(Loss) gain on sale of investment securities	-	-	(20)	809
Gain on derivative instruments	154	491	978	1,056
Other	1,626	1,470	4,940	4,190
Total non-interest income	5,268	4,612	14,734	13,889
NON-INTEREST EXPENSE:
Salaries and employee benefits	10,650	10,701	34,237	31,804
Occupancy expense	2,982	2,758	8,775	8,485
Equipment expense	1,945	1,959	5,956	5,820
Data processing expense	1,226	1,064	3,388	3,056
Advertising expense	303	412	1,276	1,202
Amortization of intangible assets	1,193	1,117	3,574	3,381
Real estate owned expense, net	86	40	226	(76)
Other	3,205	3,128	10,072	9,260
Total non-interest expenses	21,590	21,179	67,504	62,932
INCOME BEFORE INCOME TAXES	7,360	7,449	18,946	21,990
INCOME TAXES	2,503	2,455	6,126	7,053
NET INCOME	$4,857	$4,994	$12,820	$14,937

Basic earnings per share (1)	$0.24	$0.26	$0.63	$0.78
Diluted earnings per share (1)	$0.23	$0.25	$0.60	$0.73

(1) Data is adjusted for a 5% stock dividend declared in April 2006.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands, except per share data)
	2006	2006	2006	2005	2005
	Q3	Q2	Q1	Q4	Q3
Balance sheet at quarter end:
Loans:
Commercial and industrial	$1,927,964	$1,898,976	$1,846,580	$1,732,202	$1,674,263
Home equity	222,473	206,642	183,363	155,561	137,693
Second mortgage	78,251	77,802	72,344	53,881	45,238
Residential real estate	33,460	27,509	28,846	30,162	28,785
Installment	88,896	84,347	83,497	78,410	75,796
Total gross loans	2,351,044	2,295,276	2,214,630	2,050,216	1,961,775
Allowance for loan losses	(25,785)	(24,680)	(24,448)	(22,463)	(22,310)
Net loans	2,325,259	2,270,596	2,190,182	2,027,753	1,939,465
Goodwill	128,351	128,352	128,311	104,891	104,891
Intangible assets, net	29,762	30,955	32,148	29,939	31,057
Total assets	3,264,417	3,212,134	3,285,798	3,107,889	3,105,310
Total deposits	2,636,954	2,586,034	2,603,040	2,471,648	2,507,565
Advances from the Federal Home Loan Bank (FHLB)	108,889	114,163	119,382	124,546	129,656
Securities sold under agreements to repurchase - FHLB	-	15,000	70,000	60,000	-
Securities sold under agreements to repurchase - customers	51,423	39,864	42,236	59,021	86,315
Total shareholders' equity	335,849	327,669	321,355	295,653	291,560

Quarterly average balance sheet:
Loans:
Commercial and industrial	$1,902,279	$1,868,587	$1,811,832	$1,680,757	$1,672,481
Home equity	213,888	194,103	170,523	144,681	134,382
Second mortgage	77,500	75,059	66,426	46,780	46,350
Residential real estate	27,443	28,784	29,472	29,359	27,634
Installment	87,071	86,047	82,450	77,562	74,220
Total gross loans	2,308,181	2,252,580	2,160,703	1,979,139	1,955,067
Securities and other interest-earning assets	570,366	657,636	731,744	825,608	899,276
Total interest-earning assets	2,878,547	2,910,216	2,892,447	2,804,747	2,854,343
Total assets	3,216,807	3,250,206	3,225,820	3,102,434	3,159,051
Non-interest-bearing demand deposits	498,416	503,081	496,249	514,783	516,778
Total deposits	2,580,973	2,599,596	2,533,158	2,510,918	2,556,947
Total interest-bearing liabilities	2,370,114	2,407,521	2,399,663	2,281,743	2,334,909
Total shareholders' equity	331,282	325,346	312,428	293,575	292,369

Capital and credit quality measures:
Total Capital (to Risk-Weighted Assets) (1):
Sun Bancorp, Inc.	11.66%	11.59%	11.54%	11.11%	11.14%
Sun National Bank	10.39%	10.35%	10.40%	10.50%	10.55%
Tier I Capital (to Risk-Weighted Assets) (1):
Sun Bancorp, Inc.	10.67%	10.63%	10.56%	10.14%	10.15%
Sun National Bank	9.40%	9.38%	9.43%	9.53%	9.57%
Leverage Ratio (1):
Sun Bancorp, Inc.	9.41%	9.10%	8.91%	8.20%	7.84%
Sun National Bank	8.29%	8.04%	8.00%	7.70%	7.41%

Average equity to average assets	10.30%	10.01%	9.69%	9.46%	9.25%

Allowance for loan losses to total gross loans	1.10%	1.08%	1.10%	1.10%	1.14%
Non-performing assets to total gross loans and real estate owned	0.63%	0.54%	0.59%	0.56%	0.71%
Allowance for loan losses to non-performing loans	182.36%	210.07%	214.49%	221.86%	179.60%
Other data:
Net (charge-offs) recoveries	$(212)	$(643)	$101	$(367)	$(695)
Non-performing assets:
Non-accrual loans	$14,073	$11,447	$11,049	$9,957	$11,848
Loans past due 90 days and accruing	66	301	349	168	574
Real estate owned, net	600	669	1,600	1,449	1,437
Total non-performing assets	$14,739	$12,417	$12,998	$11,574	$13,859
(1) September 30, 2006 Capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands, except per share data)
	2006	2006	2006	2005	2005
	Q3	Q2	Q1	Q4	Q3
Profitability for the quarter:
Tax-equivalent interest income	$47,069	$45,747	$43,159	$40,457	$39,483
Interest expense	21,829	20,451	18,601	15,643	14,840
Tax-equivalent net interest income	25,240	25,296	24,558	24,814	24,643
Tax-equivalent adjustment	241	183	137	122	127
Provision for loan losses	1,317	875	625	520	500
Non-interest income, excluding loss on sale of investment securities and loss on sale of fixed assets	5,268	5,070	4,416	4,493	4,612
Loss on sale of investment securities	-	-	(20)	(36)	-
Loss on sale of fixed assets	-	-	-	(58)	-
Non-interest expense, excluding amortization of intangible assets	20,397	22,448	21,085	20,612	20,062
Amortization of intangible assets	1,193	1,193	1,188	1,118	1,117
Income before income taxes	7,360	5,667	5,919	6,843	7,449
Income tax expense	2,503	1,877	1,746	2,259	2,455
Net income	$4,857	$3,790	$4,173	$4,584	$4,994

Financial ratios:
Return on average assets (1)	0.60%	0.47%	0.52%	0.59%	0.63%
Return on average equity (1)	5.86%	4.66%	5.34%	6.25%	6.83%
Return on average tangible equity (1), (2)	11.27%	9.17%	10.38%	11.60%	12.83%
Net interest margin (1)	3.51%	3.48%	3.40%	3.54%	3.45%
Efficiency ratio	71.33%	78.33%	77.29%	74.69%	72.71%

Per share data (3):
Earnings per common share (4):
Basic	$0.24	$0.19	$0.21	$0.24	$0.26
Diluted	$0.23	$0.18	$0.20	$0.23	$0.25
Book value	$16.42	$16.06	$15.98	$15.50	$15.30
Tangible book value	$8.69	$8.25	$8.00	$8.43	$8.17
Average basic shares	20,431,220	20,361,974	19,783,965	19,014,830	19,048,105
Average diluted shares	21,382,752	21,308,941	21,012,311	20,197,797	20,308,659

Operating non-interest income breakdown:
Service charges on deposit accounts	$3,188	$2,622	$2,124	$2,174	$2,245
Other service charges	80	80	78	76	88
Gain on sale of loans	220	160	284	241	318
Gain on derivative instruments	154	458	366	406	491
Other	1,626	1,750	1,564	1,596	1,470
Total operating non-interest income	5,268	5,070	4,416	4,493	4,612
Non-operating income items
Loss on sale of investment securities	-	-	(20)	(36)	-
Loss on sale of fixed assets	-	-	-	(58)	-
Total non-operating income before tax effect	-	-	(20)	(94)	-
Total non-interest income	$5,268	$5,070	$4,396	$4,399	$4,612

Operating non-interest expense breakdown:
Salaries and employee benefits	$10,550	$11,710	$11,477	$10,823	$10,701
Occupancy expense	2,982	2,849	2,944	2,895	2,758
Equipment expense	1,945	2,084	1,927	1,942	1,959
Data processing expense	1,226	1,103	1,059	1,063	1,064
Advertising expense	303	550	423	429	412
Amortization of intangible assets	1,193	1,193	1,188	1,118	1,117
Real estate owned, net	86	167	(27)	28	40
Other expenses	3,205	3,585	3,282	3,430	3,128
Total operating non-interest expense	21,490	23,241	22,273	21,728	21,179
Non-operating expense item:
Severance expense	100	400	-	-	-
Total non-operating expense before tax effect	100	400	-	-	-
Total non-interest expense	$21,590	$23,641	$22,273	$21,728	$21,179

(1) Annualized
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.
(3) Data is adjusted for a 5% stock dividend declared in April 2006.
(4) Earnings per share is computed by dividing net income by weighted average number of shares of common stock outstanding.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET (unaudited)
(Dollars in thousands)
	At or For the Three Months Ended September 30, 2006			At or For the Three Months Ended September 30, 2005
	Average	Interest	Average	Average	Interest	Average
	Balance	Earned/Paid	Yield/Cost	Balance	Earned/Paid	Yield/Cost

Interest-earning assets
Loans receivable (1), (2):
Commercial and industrial	$1,902,279	$34,339	7.22%	$1,672,481	$27,230	6.51%
Home equity	213,888	3,584	6.70	134,382	2,049	6.10
Second mortgage	77,500	1,237	6.38	46,350	731	6.31
Residential real estate	27,443	563	8.21	27,634	565	8.18
Other	87,071	1,853	8.51	74,220	1,406	7.58
Total loans receivable	2,308,181	41,576	7.20	1,955,067	31,981	6.54
Investment securities (3)	548,293	5,224	3.81	831,006	6,921	3.33
Interest-bearing deposit with banks	8,348	103	4.94	7,414	59	3.18
Federal funds sold	13,725	166	4.84	60,856	522	3.43
Total interest-earning assets	2,878,547	47,069	6.54	2,854,343	39,483	5.53
Cash and due from banks	82,480			79,296
Bank properties and equipment	43,032			37,220
Goodwill and intangible assets	158,856			136,664
Other assets	53,892			51,528
Non-interest-earning assets	338,260			304,708
Total assets	$3,216,807			$3,159,051

Interest-bearing liabilities
Interest-bearing deposit accounts
Interest-bearing demand deposits	$809,798	5,979	2.95%	$906,514	4,571	2.02%
Savings deposits	352,027	1,618	1.84	421,059	1,293	1.23
Time deposits	920,732	9,882	4.29	712,596	5,527	3.10
Total interest-bearing deposit accounts	2,082,557	17,479	3.36	2,040,169	11,391	2.23
Borrowed money:
Federal funds purchased	4,549	67	5.89	47	1	4.30
Securities sold under agreements to repurchase - customers	45,117	515	4.57	86,007	613	2.85
FHLB advances	124,299	1,474	4.74	131,364	1,504	4.58
Junior subordinated debentures	108,250	2,197	8.12	77,322	1,331	6.89
Obligations under capital lease	5,342	97	7.26	-	-	-
Total borrowings	287,557	4,350	6.05	294,740	3,449	4.68
Total interest-bearing liabilities	2,370,114	21,829	3.68	2,334,909	14,840	2.54
Non-interest-bearing demand deposits	498,416			516,778
Other liabilities	16,995			14,995
Non-interest-bearing liabilities	515,411			531,773
Total liabilities	2,885,525			2,866,682

Shareholders’ equity	331,282			292,369
Total liabilities and shareholders’ equity	$3,216,807			$3,159,051

Net interest income		$25,240			$24,643
Interest rate spread (4)			2.86%			2.99%
Net interest margin (5)			3.51%			3.45%
Ratio of average interest-earning assets to average interest-bearing liabilities			121.45%			122.25%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET (unaudited)
(Dollars in thousands)
	At or For the Nine Months Ended September 30, 2006			At or For the Nine Months Ended September 30, 2005
	Average	Interest	Average	Average	Interest	Average
	Balance	Earned/Paid	Yield/Cost	Balance	Earned/Paid	Yield/Cost

Interest-earning assets
Loans receivable (1), (2):
Commercial and industrial	$1,861,231	$97,933	7.02%	$1,652,621	$78,644	6.34%
Home equity	192,997	9,503	6.57	130,903	5,300	5.40
Second mortgage	73,035	3,404	6.21	47,969	2,248	6.25
Residential real estate	28,559	1,773	8.28	26,970	1,598	7.90
Other	85,206	5,272	8.25	71,380	3,946	7.37
Total loans receivable	2,241,028	117,885	7.01	1,929,843	91,736	6.34
Investment securities (3)	622,732	17,035	3.65	837,579	20,758	3.30
Interest-bearing deposit with banks	10,549	377	4.77	6,850	132	2.57
Federal funds sold	19,377	678	4.67	35,819	852	3.17
Total interest-earning assets	2,893,686	135,975	6.27	2,810,091	113,478	5.38
Cash and due from banks	80,609			82,534
Bank properties and equipment	43,316			37,200
Goodwill and intangible assets	156,872			136,894
Other assets	56,428			52,879
Non-interest-earning assets	337,225			309,507
Total assets	$3,230,911			$3,119,598

Interest-bearing liabilities
Interest-bearing deposit accounts
Interest-bearing demand deposits	$851,604	17,215	2.70%	$859,708	10,918	1.69%
Savings deposits	356,177	4,268	1.60	432,055	3,668	1.13
Time deposits	864,380	25,607	3.95	687,100	14,812	2.87
Total interest-bearing deposit accounts	2,072,161	47,090	3.03	1,978,863	29,398	1.98
Borrowed money:
Federal funds purchased	5,667	229	5.39	4,044	89	2.93
Securities sold under agreements to repurchase - customers	42,346	1,343	4.23	76,629	1,354	2.36
FHLB advances	160,347	5,578	4.64	181,169	5,525	4.07
Junior subordinated debentures	106,437	6,217	7.79	77,605	3,705	6.37
Obligations under capital lease	5,366	424	7.29	-	-	-
Total borrowings	320,163	13,791	5.74	339,447	10,673	4.19
Total interest-bearing liabilities	2,392,324	60,881	3.39	2,318,310	40,071	2.30
Non-interest-bearing demand deposits	499,257			499,293
Other liabilities	16,242			14,741
Non-interest-bearing liabilities	515,499			514,034
Total liabilities	2,907,823			2,832,344

Shareholders’ equity	323,088			287,254

Total liabilities and shareholders’ equity	$3,230,911			$3,119,598

Net interest income		$75,094			$73,407
Interest rate spread (4)			2.88%			3.08%
Net interest margin (5)			3.46%			3.48%
Ratio of average interest-earning assets to average interest-bearing liabilities			120.96%			121.21%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.